                                                                       EXHIBIT 3

                                                                   BALT: 11417/4
                                                                 10/6/97, 3:49pm


THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FOR NONPUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR OR REASONABLY SATISFACTORY TO THE ISSUER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS. THIS LEGEND SHALL BE ENDORSED UPON ANY MIRROR WARRANT ISSUED IN EXCHANGE FOR THIS MIRROR WARRANT.

                 CLASS I (MIRROR) WARRANT TO PURCHASE SHARES OF
                 COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

                           SIGHT RESOURCE CORPORATION


No.:___                                                 ____________ __, 1997

THIS CERTIFIES THAT, __________________________ ("Holder"), for value received, or its registered assigns, is entitled to purchase, on the terms and subject to the conditions hereinafter set forth, from Sight Resource Corporation, a Delaware corporation (the "Company"), at any time, and from time to time, during the period beginning on the date hereof and ending on the earlier of (i) the date that all of the warrants set forth in Schedule A attached hereto and incorporated herein by reference (the "Warrants") have been exercised for the full number of shares issuable thereunder, or (ii) the date that all of the Warrants shall have expired or otherwise terminated (the "Exercise Period"), such aggregate number of shares of Common Stock, par value $.01 per share, of the Company, that constitute 19.9% of the shares of Common Stock of the Company issued upon exercise of the Warrants. The aggregate number of such shares ("Mirror Warrant Shares") currently is 842,294 shares of Common Stock, which is subject to adjustment from time to time pursuant to Section 4 hereof. The Company and the Holder acknowledge and agree that the intent of the parties is that Holder be granted and have the right to exercise this Mirror Warrant to purchase the number of Mirror Warrant Shares equal to 19.9% of the number of shares of Common Stock issued upon the exercise of any Warrant from time to time in the future.

         SECTION 1. EXERCISE PRICE.  The exercise price per each Mirror
Warrant Share at which this Class I (Mirror) Warrant (the "Mirror Warrant") may be exercised shall be equal to the exercise price per share (the "Mirror Warrant Exercise Price") pursuant to that Warrant, the exercise of which gave rise to the right to acquire Mirror Warrant Shares hereunder (the "Counterpart Warrant"), as adjusted from time to time in accordance with the provisions of
Section 4 hereof.

         SECTION 2. MIRROR WARRANT SHARES.

         2.1 Grant and Exercise of Mirror Warrant Shares. For purposes hereof, each exercise of a Counterpart Warrant shall constitute a separate grant of Mirror Warrant Shares subject to this Mirror Warrant (a "Mirror Grant"). Holder agrees that it shall be obligated to and shall exercise this Mirror Warrant to purchase the Mirror Warrant Shares pursuant to the Mirror Grant no later than 60 days following the date of each Mirror Grant, provided, however, that Holder shall not be





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required to purchase Mirror Warrant Shares until the applicable aggregate
Mirror Warrant Exercise Price, from time to time, equals or exceeds One Million Dollars ($1,000,000). Notwithstanding anything herein to the contrary, Holder shall have no obligations to exercise this Mirror Warrant and fund the purchase of Mirror Warrant Shares on or after June 30, 1998 if the Certificate of Incorporation of the Company has not been amended by such date to provide that the holders of Series B Convertible Preferred Stock, par value $.01 per share, of the Company, voting as a separate class, have the right to elect two members to the Board of Directors of the Company.

         2.2 Terms and Conditions of Mirror Warrant Shares. Except as otherwise provided herein, each Mirror Grant shall have terms identical to the Counterpart Warrant from which it arose, such that each and every term and condition applicable to the Mirror Warrant Shares pursuant to any Mirror Grant, including, but not limited to, the manner of exercise of the Mirror Warrant, the payment of the exercise price of the Mirror Warrant Shares, the anti-dilution provisions, the lock-up provisions and the registration rights applicable thereto, shall be identical to the terms and conditions applicable to the warrant shares issuable under the Counterpart Warrant, and such terms and conditions shall be incorporated by reference herein.

         2.3. Counterpart Warrant. The Company shall attach copies of each Counterpart Warrant hereto as Schedule B. Upon each exercise of any Counterpart Warrant, the Company shall promptly provide Holder with written notice of the (i) the number of shares issued pursuant to such exercise of a Counterpart Warrant, (ii) the date of exercise, (iii) the applicable exercise price, (iv) the number of Mirror Warrant Shares granted pursuant to the Mirror Warrant Grant, (iv) the identity of the Counterpart Warrant, (v) the aggregate number of Mirror Warrant Shares issuable pursuant to this Mirror Warrant, and
(vi) the aggregate exercise price for issuance of Mirror Warrant Shares then issuable upon exercise of this Mirror Warrant.

         2.4. Transfer Restriction Legend. This Mirror Warrant and each certificate for Mirror Warrant Shares initially issued upon exercise of this Mirror Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed and any applicable state securities administration or commission) on the face thereof:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
         ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS, OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO SIGHT RESOURCE CORPORATION, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         2.5. Acknowledgment of Continuing Obligation. The Company will, at the time of the exercise of this Mirror Warrant, in whole or in part, upon request of the Holder, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise in accordance with this Mirror Warrant, provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.





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         2.6.     Investment Representation.  The Holder of this Mirror
Warrant, by acceptance hereof, acknowledges that this Mirror Warrant and, upon exercise, the Mirror Warrant Shares, are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Mirror Warrant or the Mirror Warrant Shares issued upon exercise hereof, unless registered under the Act and applicable state securities laws or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under such laws is available. Upon exercise of this Mirror Warrant, the Holder shall, if requested by the Company, confirm, in writing, in a form reasonably satisfactory to the Company, that the Mirror Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any party for investment.

         2.7. Accredited Investor; Experience; Risk. The Holder is an accredited investor within the definition of Regulation D of the Act. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchase of the Mirror Warrants and the Mirror Warrant Shares.

         SECTION 3. OWNERSHIP, TRANSFER.

         3.1. Ownership of this Mirror Warrant. The Company may deem and treat the person in whose name this Mirror Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Mirror Warrant for registration of transfer as provided in this Section 3.

         3.2. Exchange, Transfer and Replacement. This Mirror Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office or agency for new Mirror Warrants of like tenor and date representing in the aggregate the right to purchase the number of Mirror Warrant Shares purchasable hereunder, each of such new Mirror Warrants to represent the portion of this Mirror Warrant exchanged as shall be designated by the Holder at the time of such surrender. Subject to the terms of this Mirror Warrant, this Mirror Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Mirror Warrant shall be made and delivered by the Company, of the same tenor as this Mirror Warrant but registered in the name of the transferee, upon surrender of this Mirror Warrant duly endorsed at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Mirror Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Mirror Warrant, if mutilated, the Company will make and deliver a new Mirror Warrant of like tenor, in lieu of this Mirror Warrant. This Mirror Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes and income taxes) and other charges payable in connection with the preparation, execution and delivery of Mirror Warrant Shares pursuant to this Section 3.





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        3.3      Restricted Transfer of Securities.  The Holder agrees that, for a period of two (2) years commencing on the date of this Mirror Warrant (the "Restricted Period"), the securities issued or to be issued pursuant to this Mirror Warrant (collectively, the "Issued Securities"), may not be sold, assigned or otherwise transferred to a Restricted Person without the prior written consent of the Company. For purposes of this Section 3.3, "Restricted Person" means any Person engaged in or intending to be engaged in, either directly or indirectly (including, without limitation, through an Affiliate or in concert with another Person), any business in which the Company is operating on the date of the proposed sale, assignment or transfer of the Issued Securities. Following the Restricted Period, the Issued Securities may be sold, assigned or otherwise transferred without limitation if the average closing price for the Common Stock quoted on the Nasdaq National Market System (or on any exchange on which the Common Stock is then listed) for the thirty
(30) trading days immediately prior to the last day of the Restricted Period (the "Benchmark Price") is equal to or less than $12.00 per share. If the Benchmark Price is greater than $12.00 per share, then the restrictions on the Issued Securities set forth in the first sentence of this Section 3.3 shall continue after the Restricted Period. Notwithstanding anything contained in this Section to the contrary, the Holder may assign any or all of the Issued Securities to partners or Affiliates of the Holder or officers or directors of partners or Affiliates of the Holder without consent of the Company so long as such partner, Affiliate, officer or director agrees in writing to be bound by the terms of this Mirror Warrant.

        SECTION 4. ADJUSTMENT OF EXERCISE PRICE.

        4.1. Adjustment of Exercise Price. The Mirror Warrant Exercise Price shall be adjusted, if and whenever the Company shall issue, grant or sell, or is, deemed to have issued, granted or sold any shares of Common Stock of the Company, or options, rights or warrants exercisable for, or convertible securities convertible into, Common Stock of the Company, for no consideration or for a consideration per share less than the applicable Mirror Warrant Exercise Price in effect immediately prior to the time of such issuance or sale (such issuance being referred to as a "Dilutive Issuance"), in the same manner and in accordance with the same terms as the exercise price of warrant shares issuable upon exercise of the Counterpart Warrant shall be adjusted pursuant to the terms of the Counterpart Warrant, if such terms so provide.

        4.2      Adjustment of Number or Type of Mirror Warrant Shares.   The
number or type of Mirror Warrant Shares shall be adjusted, if and whenever the Company shall (i) make a Dilutive Issuance, (ii) subdivide or combine its securities, (iii) declare a stock dividend, or (iv) effect a reorganization, reclassification, recapitalization, consolidation or merger, in the same manner and in accordance with the same terms as the number or type of warrant shares issuable upon exercise of the Counterpart Warrant shall be adjusted pursuant to the terms of the Counterpart Warrant, if such terms so provide..

        4.3      Other Adjustments.     Notwithstanding anything herein to
the contrary, the number or type of Mirror Warrant Shares or the Mirror Warrant Exercise Price, as the case may be, will be adjusted for any other event that shall cause an adjustment to the number or type of warrant shares or exercise price of warrant shares under a Counterpart Warrant in the manner and in accordance





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with the terms set forth therein, if such terms so provide.

        SECTION 5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that:

        5.1. Reservation of Mirror Warrant Shares. The Company will reserve and set apart and have at all times, free from pre-emptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Mirror Warrant or of any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations hereunder.

        5.2. Avoidance of Certain Actions. The Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Mirror Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Mirror Warrant against dilution or other impairment.

        5.3. Governmental Approvals. If any shares of Common Stock required to be reserved for the purposes of exercise of this Mirror Warrant require registration with or approval of any governmental authority under any Federal law (other than the Act) or under any state law before such shares may be issued upon exercise of this Mirror Warrant, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

        5.4. Binding on Successors. This Mirror Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

        5.5 Right of Holder. The Company covenants and agrees that it is bound by all the duties and obligations under, and the Holder of any Mirror Warrant or Mirror Warrant Shares issued pursuant thereto, has all the rights under, the applicable Counterpart Warrant, to the same extent as if those terms had been set forth herein.

        SECTION 6. COVENANTS OF HOLDER.   The Holder of any Mirror Warrant or
Mirror Warrant Shares issued pursuant thereto, covenants and agrees that it will be bound by, and comply with, the terms of the applicable Counterpart Warrant, to the same extent as if those terms had been set forth herein in full.

        SECTION 7. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to each Holder at the address listed in the stock records of the Company or to such other address as shall have been furnished to the Company in writing by such Holder. Any notice or other document required or





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permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at 100 Jeffrey Avenue, Holliston, Massachusetts 01746, Attention: William McLendon or such other name or address as shall have been furnished to the Holder by the Company.

        SECTION 8. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase Mirror Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Mirror Warrant Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        SECTION 9. GOVERNING LAW. This Mirror Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

        SECTION 10. MISCELLANEOUS. No term of this Mirror Warrant may be amended, except with the joint written consent of the Holder and the Company. The headings in this Mirror Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, Sight Resource Corporation has caused this Mirror Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date first above written.

ATTEST:                             SIGHT RESOURCE CORPORATION




By:                                 By:
   ---------------------               -----------------------------------
Name:                               Name:
     -------------------                 ---------------------------------
Title:                              Title:
      ------------------                  --------------------------------


(SEAL)





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                                   ASSIGNMENT

           TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES AND
             IS PERMITTED TO TRANSFER THE WITHIN MIRROR WARRANT OF

                           SIGHT RESOURCE CORPORATION

        FOR VALUE RECEIVED____________________________ hereby sells, assigns and transfers unto ______________________ the right to purchase ___ of the number of shares of Common Stock covered by the within Mirror Warrant, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Mirror Warrant on the books of the Company (as defined in said Mirror Warrant) with full power of substitution.


                               Signature:                                (SEAL)
                                         --------------------------------
                               Address:
                                        ---------------------------------

                                        ---------------------------------


Dated:
      -----------------


In the presence of:            [Name of Institution]

                               By:
-----------------                 ------------------------



                                     NOTICE

        The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Mirror Warrant in every particular, without alteration or enlargement or any change whatsoever.





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                           MIRROR WARRANT CERTIFICATE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
             IF IT DESIRES TO EXERCISE THE WITHIN MIRROR WARRANT OF

                           SIGHT RESOURCE CORPORATION

        The undersigned hereby irrevocably exercises the right to purchase _______shares of Common Stock obtainable by exercise of the within Mirror Warrant, according to the conditions thereof and herewith makes payment of the Mirror Warrant Exercise Price for such shares in full.


                                         Signature                   (SEAL)
                                                  --------------------
                                         Address:
                                                 ---------------------

                                                 ---------------------

Dated:
      ---------------------

In the presence of :                         [Name of Institution]


                                             By:
---------------------------                     --------------------





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                                   SCHEDULE A

                        SCHEDULE OF COUNTERPART WARRANTS





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                                   SCHEDULE B

                       COPIES OF ALL COUNTERPART WARRANTS





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